Filed pursuant to Rule 424(b)(5)

Registration No. 333-249056

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 11, 2022

Preliminary Prospectus Supplement

(To Prospectus Dated October 6, 2020)

BLUE HAT INTERACTIVE ENTERTAINMENT TECHNOLOGY

1,000,000 Ordinary Shares

We are offering 1,000,000 ordinary shares, par value $0.01 per share (referred to hereinafter as the “ordinary shares”) in this offering at a price of $3.60 per share directly to certain investors, pursuant to this prospectus supplement and the accompanying prospectus. See “Description of Ordinary Shares” in the accompanying prospectus for more information. We have not retained a broker, dealer, underwriter or placement agent with respect to this offering and therefore are not paying any underwriting discounts or commissions. We estimate the total expenses of this offering will be approximately $3.6 million.

Our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “BHAT.” On July 11, 2022, the last reported sale price of our ordinary shares on Nasdaq was $2.70 per share. The aggregate market value of our ordinary shares held by non-affiliates was approximately $17.37 million, based on the 5,771,645 ordinary shares held by non-affiliates (out of 7,531,056 ordinary shares issued and outstanding) on July 8, 2022, and a per ordinary share price of $3.01 based on the closing sale price of our ordinary shares on Nasdaq on July 1, 2022. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we issued and sold a total of $0 of securities pursuant to General Instruction I.B.5. of Form F-3 and accordingly we may sell up to $5.79 million of our ordinary shares hereunder.

We are a holding company incorporated in the Cayman Islands and are not a Chinese operating company. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our PRC subsidiaries, our variable interest entities, or VIEs, and subsidiaries of VIEs in the People’s Republic of China. We control and receive the economic benefits of our VIEs and their subsidiaries’ business operations through certain contractual arrangements. Our ordinary shares are shares of an offshore holding company instead of shares of our subsidiaries or VIEs in China. The VIE structure is used to replicate foreign investment in China-based companies where Chinese law prohibits direct foreign investment in our VIEs and their subsidiaries. As a result of our use of the VIE structure, you may never directly hold equity interests in our VIEs and their subsidiaries.

Because we do not directly hold equity interests in our VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of Internet companies, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, our VIEs and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, our Company, our VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these regulatory actions and statements are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our ability to continue our listing on an U.S. stock exchange.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-16 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. In addition, see “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

We expect to deliver the ordinary shares against payment on or about July 13, 2022.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 11, 2022.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated October 6, 2020, are part of a registration statement on Form F-3 (File No. 333-249056) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

We provide information to you about this offering of our ordinary shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

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This prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference may contain and reference certain market data or forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

For purposes of this prospectus, references to the terms “we,” “us,” “our company,” “the company,” or “our” refers to Blue Hat Interactive Entertainment Technology, a Cayman Islands company, its subsidiaries and variable interest entities and the subsidiaries of its variable interest entity; all references to “$,” “dollars” or “U.S. dollars” refer to the legal currency of the United States; all references to “PRC” refer to the People’s Republic of China; all references to “RMB” refer to the legal currency of People’s Republic of China; and all references to “shares” or “ordinary shares” refers to the authorized ordinary shares of Blue Hat Interactive Entertainment Technology, par value $0.01 per share. This prospectus supplement and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference into this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus and that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our ordinary shares, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference that could cause actual results to differ.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus supplement and the accompanying base prospectus,. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in this prospectus supplement and the accompanying base prospectus, including “Risk Factors” section and the financial statements and related notes and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making an investment decision.

Company Overview

Blue Hat Interactive Entertainment Technology, through its subsidiaries, variable interest entities and the subsidiaries of its variable interest entity (collectively, “we,” “Blue Hat” or the “Company”) are a producer, developer and operator of augmented reality, or AR, interactive entertainment games and toys in China, including interactive educational materials, mobile games, toys with mobile game features, and Immersive Education Classes. Our mobile-connected entertainment platform enables us to connect physical items to mobile devices through wireless technologies, creating a unique interactive user experience. Our goal is to create a rich visual and interactive environment for users through the integration of real objects and virtual scenery. We believe this combination provides users with a more natural form of human-computer interaction and enhances users’ perception of reality, thus providing a more diversified entertainment experience. By leveraging our strong technological capabilities and infrastructure, we believe we are able to deliver a superior user experience and conduct our operations in a highly efficient manner.

The core of our business is our proprietary technology. Our patents, trademarks, copyrights, and other intellectual property rights serve to distinguish our products, protect our products from infringement, and contribute to our competitive advantages. To secure the value of our technology and developments, we are aggressive in pursuing a combination of patent, trademark and copyright protection for our proprietary technologies. As of January 27, 2022, our intellectual property portfolio included 215 authorized patents, 14 applications for PCT international patents, 738 artistic copyrights, 51 patents pending in various stages of the application process, 13 applications for PCT international patents, 90 registered trademarks and 96 software copyrights.

We strive to create an engaging, interactive and immersive community for users of our products. The majority of our users are among the young Chinese generation between the ages of 3 and 23, although many of our products appeal to users outside of this demographic. We intend to further penetrate the Chinese market with new products that will target users ages 14 and above. Specifically, our strategies include marketing Fidolle, a ball-jointed “smart doll”, and QI, a gaming and entertainment platform designed for both family home use and amusement arcades. We believe our high-quality content is a magnet for users with common interests to connect, interact and share their passions on our platform, which helps to cultivate a strong sense of belonging, effectively strengthening our user retention. In the meantime, we are licensed to sell products with “WUHUANGWANSHUI” brand images. As for educational products, we provide our Augmented Reality Immersive Classes (“ARIC”) to pre-schools and plan to work closely with these schools to integrate our digital solutions with a new STEAM-focused curriculum for young students. We believe our high-quality content attracts users with common interests to connect and share their passion on our platform, which cultivates a strong sense of belonging and effectively strengthens our user retention.

Our products resemble traditional children’s toys - including cars, ladybugs, picture books, and dolls - which are enabled with wireless technology to facilitate a broad variety of interactive functions. The interactive functionality of our products broadens the user experience, creates a communicative environment, and facilitates an ongoing relationship between us and our end users and between our end users and our products. We believe such an immersive entertainment experience allows our users to build strong emotional connections to our products, resulting in our products typically having longer life cycles than traditional toys.

Our proprietary technology, product research and development, marketing channels and brand operation are the cornerstones of our business. We focus on the combination of “online” and “offline” activity and the interaction between “entertainment” and “product” to create a high-tech entertainment platform combining mobile games and AR. With the help of computer graphics and visualization technologies, we are able to accurately “place” virtual objects into the physical world, thus creating a new and stimulating visual environment for our users.

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Our Products

We currently offer the following primary AR interactive product lines: AR Racer, AR Crazy Bug, AR 3D Magic Box, AR Dinosaur, “Talking Tom and Friends” Bouncing Bubble, AR Shake Bouncing Bubble, “WUHUANGWANSHUI” authorized products, and Immersive Education Classes.

AR Racer

AR Racer is a car-racing mobile game played using a physical toy car stuck onto the user’s mobile device screen using non-adhesive materials. Blue Hat’s photosensitive recognition technology allows the toy car to be used as a controller, so that users can virtually race one another via the simulated racing track, as well as engage in individual races. In addition, we developed a new generation product, the “Mini Car” series, that retains the car model attributes and the original AR interactive function, while upgrading the gameplay, structure and aesthetics of the game.

AR Crazy Bug

AR Crazy Bug is an exciting combat game played using a ladybug-shaped electronic toy. Blue Hat’s infrared induction technology allows the user to control the toy’s movement via their mobile device for game play in battle dynamics, while simultaneously moving the toy in reality. The mobile device shows virtual enemies while also capturing the position of the toy in the real world, allowing the user to approach or escape its combatants.

AR 3D Magic Box

AR 3D Magic Box has the unique ability to transport children’s drawings into diverse backgrounds, giving the user a discovery-based experience. AR 3D Magic Box uses AR recognition technology to allow children to draw shapes or objects onto a physical card while the mobile game captures the drawings and animates them onto a set background, for example, under the sea.

AR Dinosaur

AR Dinosaur is an educational toy that comes in a variety of five different types of dinosaur, each of which has their own personality and emotions. Through interacting with the toy and its accompanying mobile app, children can learn a wealth of information about dinosaurs. The product comes with five physical “AR cards”, which when placed under the toy will activate its AR features.

“Talking Tom and Friends” Bouncing Bubble

Bouncing Bubble is a product designed using environmentally-friendly and toxic-free liquid, allowing for larger, stronger bubbles that won’t easily pop. Children can bounce these bubbles using a paddle or gloves as if they were ping pong balls. The new “Talking Tom and Friends” Bouncing Bubble product range features images of characters from the universe of the globally renowned “Talking Tom and Friends” media franchise.

AR Shake Bouncing Bubble

AR Shake Bouncing Bubble is a product developed in 2020. The product is known for its soothing interface and magical background music. It contains an exclusive structural design of Blue Hat. The AR interactive software has been shown to help to improve children’s concentration and reaction. Children can also use regular bubble liquid to blow bubbles.

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WUHUANGWANSHUI Authorized Products

“WUHUANGWANSHUI” is a famous brand for Chinese cartoon images that consist of a cat (Wu Huang) and a dog (Ba Zahey). The brand is owned by Cup of Cosmo Studio (Beijing) Culture Co., Ltd., and is easily recognizable in Chinese popular culture. Primarily seen in cartoon images, comics, animations and emoticon packages, “WUHUANGWANSHUI” has over 30 million followers online, which brings over RMB 2 billion in licensed product sales. We are licensed to use “WUHUANGWANSHUI” images on our products and our e-commerce website. We expect to launch approximately 20 interactive toys with the licensed images in the near future.

Immersive Education Classes

Immersive Education Classes are Blue Hat’s range of immersive educational products that utilize AR technology to create a dynamic and engaging model for teaching in China’s preschools, including “Smart Screen Immersive Education Classes”, “Smart Immersive Physical Education Classes” and “Smart Immersive Cognitive Education Classes.” The three products are suitable for different teaching scenarios and can be used independently or together with one another to promote children’s overall development.

“Smart Screen Immersive Education Classes” use a projector to cast education-related content and games onto the classroom wall. Activities featured within the product aim to improve students’ hand-eye coordination and analytical abilities, and students are guided by teachers trained in the product’s use. After students have completed a task, their results are shown on the screen and specific feedback for improvement is provided.

“Smart Immersive Physical Education Classes” integrate a projector and motion-capture system to project activities and games onto the floor of the teaching area. Students who participate in activities are required to imitate movements and react in time, while competing or coordinating with others for the best score. Data is analyzed simultaneously for each student, with feedback, including scores and suggestions for improvement, that can be reviewed by teachers and parents. All activities are carefully guided by teachers trained in the product’s use.

“Smart Immersive Cognitive Education Classes” offer a wide variety of AR-enabled tasks designed to exercise the cognitive abilities of children between the ages of three and six years old by projecting images and activities onto a classroom tabletop. As the images projected on the tabletop react to children’s movements, they can learn for themselves, with feedback, including scores and suggestions for improvement, projected onto the table after completion. A tabletop can be used by up to six children at one time, supporting both independent learning and group activities or competitions. The product’s content has been designed by our in-house team of educational experts and all activities are carefully guided by teachers trained in the product’s use.

“AR Immersive Class” (“ARIC”) offers full collection of our immersive educational products that utilize AR technology to create a dynamic and engaging model to teach preschoolers in China. With our proprietary AR technology, the ARIC greatly enriches children’s learning experience and enables educators to track and analyze students’ progress.

Corporate Information

Our principal executive office is located at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009. Our telephone number is 86-592-2280081. Our registered office in the Cayman Islands is located at the office of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Ave., Suite 204, Newark, DE 19711. Our website is located at http://www.bluehatgroup.net. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement.

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THE OFFERING

Ordinary Shares to be offered by us pursuant to this prospectus:	1,000,000 ordinary shares.

Ordinary Shares outstanding immediately prior to this offering:	6,180,000 ordinary shares.

Use of Proceeds:	We estimate the net proceeds from this offering will be approximately $3.50 million, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors:	You should read the “Risk Factors” section of this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors to consider before deciding to purchase our ordinary shares.

NASDAQ trading symbol:	BHAT

The number of ordinary shares to be outstanding after this offering is based on 7,531,056 ordinary shares outstanding at July 11, 2022 and excludes the 1,661,808 ordinary shares issuable to investors upon the exercise of warrants to purchase ordinary shares in details as below:

●	440,300 ordinary shares issuable upon the exercise of the warrants (to the investors and placement agent) to issued concurrently to the registered direct offering in May 2021 at an exercise price of $11.20 per share;

●	393,800 ordinary shares issuable upon the exercise of the warrants (to the investors and placement agent) issued concurrently to the registered direct offering in February 2021 at a then exercise price of $13.30 per share, adjusted to $9.00 per share upon the closing of the May 2021 offering referenced above;

●	78,400 ordinary shares issuable to investors upon the exercise of warrants to purchase ordinary shares at an exercise price of $12.50 per share;

●	52,138 ordinary shares issuable to the placement agent upon the exercise of warrants to purchase ordinary shares at an exercise price of $12.50 per share;

●	97,170 ordinary shares in connection with the closing of Fuzhou CSFCTECH Co., Ltd on January 25, 2021; and

●	600,000 ordinary shares reserved under the Company’s 2020 Equity Incentive Plan.

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RISK FACTORS

Investing in our ordinary shares involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2021, any subsequent Annual Reports on Form 20-F, any subsequent filings on Form 6-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase any of the ordinary shares being offered under this prospectus. If any of the risks actually occur, our business, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our ordinary shares could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference into this prospectus as a result of different factors, including the risks we face described below.

Risks Related To This Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our ordinary shares to decline and impair the commercialization of our products and/or delay the development of our product candidates.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we seek marketing approval for our product candidates. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current shareholders, or upon terms which may be deemed more favorable than those offered to current shareholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities, including the ordinary shares. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our shareholders.

We may sell ordinary shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

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Our share price has fluctuated   in the past and may be volatile in the future, and as a result, investors in our ordinary shares could incur substantial losses.

Our share price has fluctuated in the past, has recently been volatile and may be volatile in the future. The stock market in general and the market for China-based companies in particular has experienced volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our ordinary shares. The market price for our ordinary shares may be influenced by many factors, including, but not limited to, the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us;

●	changes in laws and regulations;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	market conditions in our business sectors;

●	trading volume of our ordinary shares;

●	sales of our ordinary shares by us or our shareholders;

●	general economic, industry and market conditions;

●	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics such as COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in China or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability; and

●	other risks described in this “Risk Factors” section and the “Risk Factors” sections included in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

These broad market and industry factors may seriously harm the market price of our ordinary shares, regardless of our operating performance. Since the price of our ordinary shares has fluctuated in the past, has been volatile from time to time, and may be volatile in the future, investors in our ordinary shares could incur substantial losses. In the past, following periods of volatility in the market, securities class-action ligation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We have no plans to pay dividends on our ordinary shares, and you may not receive funds without selling the ordinary shares.

We have not declared or paid any cash dividends on our ordinary shares, nor do we expect to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our ordinary shares at this time. Any future determination to pay cash dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ordinary shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ordinary shares and may lose the entire amount of your investment.

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Risks Related to Our Business Operations and Doing Business in China

Changes in China’s economic, political or legal system or social conditions or government policies could have a material adverse effect on our business and operations.

Our business operations conducted through our PRC operating entities may be adversely affected by the current and future political environment in the PRC. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors. Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Accordingly, given the PRC government’s significant oversight and discretion over the conduct of our operating subsidiaries and VIEs’ business, it may intervene or influence the operations of our PRC subsidiaries or our VIEs at any time and to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, which may cause us to make material changes to the operations of our PRC subsidiaries or our VIEs and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

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Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As the Data Security Law has not yet come into effect, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

Recently, the Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the CAC published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

We do not believe we are among the “operator of critical information infrastructure” or “data processor” as mentioned above. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this report, we will not be required to submit an application to the CSRC or the CAC for the approval of a future offering and the listing and trading of our securities on the Nasdaq. However, the revised draft of the Measures for Cybersecurity Review is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, started to be implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

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Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, and our belief that we are currently in compliance therewith, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market or the Stock Exchange of Hong Kong. While we believe that our current operations are in compliance with the laws and regulations of the Cyberspace Administration of China, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which will take effect on February 15, 2022. The Cybersecurity Review Measures provide that, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this report, we have not received any notice from any authorities requiring our PRC subsidiaries, our VIEs, or the VIEs’ subsidiaries to go through cybersecurity review or network data security review by the CAC. When the Cybersecurity Review Measures become effective, and if the Security Administration Draft is enacted as proposed, we believe that the operations of our PRC subsidiaries and the VIEs and our listing will not be affected and that we will not be subject to cybersecurity review by the CAC for this offering, given that our PRC subsidiaries and the VIEs possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

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We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

Blue Hat Interactive Entertainment Technology is a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, our VIEs and their subsidiaries are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Our PRC subsidiaries as foreign investment entities, or FIEs are also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, RMB is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the RMB depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

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Significant revaluation of the RMB may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, appreciation or depreciation in the value of the RMB relative to U.S. dollars would affect our financial results reported in U.S. dollar terms regardless of any underlying change in our business or results of operations.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and we may not be able to adequately hedge our exposure, or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries and VIEs to pay off their respective debt in a currency other than RMB owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than RMB. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in Circular 37 as a “special purpose vehicle”, or SPV. The term “control” under Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore SPVs by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. Failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents.

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Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore SPVs will be required to register such investments with the SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of a SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiaries of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiaries of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

In practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and there remains uncertainty with respect to its implementation. We cannot assure you that all of our shareholders that may be subject to SAFE regulations have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37, and we cannot assure you that these individuals may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with the SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of offerings in the U.S. to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds the Company transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to our PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by SAFE. In addition, (i) a foreign loan of less one year duration procured by our PRC subsidiaries is required to be registered with SAFE or its local branches and (ii) a foreign loan of one year duration or more procured by our PRC subsidiaries is required to be applied to the NDRC in advance for undergoing recordation registration formalities. Any medium or long-term loan to be provided by us to our PRC operating subsidiaries, must be registered with the NDRC and the SAFE or its local branches. The Company may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC Subsidiaries. If the Company fail to complete such registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

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On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the RMB fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted RMB shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use RMB converted from the net proceeds of this offering to fund our PRC operating subsidiaries, to invest in or acquire any other PRC companies through our PRC Subsidiaries, which may adversely affect our business, financial condition and results of operations.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Relating to Enterprise Income Tax on Transfers of Assets between Non-resident Enterprises, or SAT Bulletin 7, which was partially abolished on December 29, 2017. SAT Bulletin 7 extends its tax jurisdiction to transactions involving transfer of taxable assets through the offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which was partially revised. SAT Bulletin 37 came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of withholding of non-resident enterprise income tax.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Our use of third party manufacturers to produce our products presents risks to our business.

For the foreseeable future, all of our products will be manufactured by third party manufacturers, the majority of which are, and we expect will continue to be, located in China. For the year ended December 31, 2021, our two largest suppliers accounted for 27.78% and 20.95%, respectively, of our total purchases. If we were prevented or delayed in obtaining products or components for a material portion of our product line due to political, civil, labor or other factors beyond our control, including natural disasters or pandemics, our operations may be substantially disrupted, potentially for a significant period of time. This delay could significantly reduce our revenues and profitability and harm our business while alternative sources of supply are secured. Additionally, the suspension of operations of a third party manufacturer by government inspectors in China could result in delays to us in obtaining products and may harm sales.

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Our auditor, Audit Alliance LLP is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

The Holding Foreign Companies Accountable Act, or the HFCAA , was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, under this proposal, if the auditor is not subject to PCAOB inspections for two consecutive years, it will trigger the prohibition on trading, thus posing more risks on potential delisting as well as the price of Company’s ordinary shares especially on foreign companies.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA.

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While the HFCAA is not currently applicable to the Company because the Company’s current auditors are subject to PCAOB review, if this changes in the future for any reason, the Company may be subject to the HFCAA. The implications of this regulation if the Company were to become subject to it are uncertain. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our ordinary shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of the ordinary shares.

Risks Related to Our Corporate Structure

We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership.

Our affiliation with VIEs are managed through contractual arrangements, or the Contractual Arrangements, which may not be as effective in providing us with control over VIEs as direct ownership. The Contractual Arrangements are governed by and would be interpreted in accordance with the laws of the People’s Republic of China, or the PRC. If our VIEs fail to perform the obligations under the Contractual Arrangements, we may have to rely on legal remedies under the laws of the PRC, including seeking specific performance or injunctive relief, and claiming damages. There is a risk that we may be unable to obtain any of these remedies. The legal environment in the PRC is not as developed as in other jurisdictions. As a result, uncertainties in the PRC legal system could limit our ability to enforce the Contractual Arrangements, or could affect the validity of the Contractual Arrangements.

We may not be able to consolidate the financial results of some of our affiliated companies or such consolidation could materially adversely affect our operating results and financial condition.

Most of our business are conducted through Fujian Blue Hat Interactive Entertainment Technology Ltd. (“Blue Hat Fujian”), and Fujian Roar Game Technology Co., Ltd. (“Fujian Roar Game”), which are considered VIEs for accounting purposes, and we, through Xiamen Duwei Consulting Management Co. Ltd. (“Blue Hat WFOE”), and Fresh Joy Entertainment Ltd. (“Fresh Joy”), are considered the primary beneficiary, thus enabling us to consolidate our financial results in our consolidated financial statements. In the event that in the future the companies we hold as VIEs no longer meet the definition of VIEs under applicable accounting rules, or we are not deemed to be the primary beneficiary, we would not be able to consolidate line by line those entities’ financial results in our consolidated financial statements for reporting purposes. Also, if in the future other affiliate companies become VIEs and we become the primary beneficiary, we would be required to consolidate those entities’ financial results in our consolidated financial statements for accounting purposes. If such entities’ financial results were negative, this would have a corresponding negative impact on our operating results for reporting purposes.

Contractual arrangements in relation to our VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIEs contractual arrangements were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing our subsidiaries’ tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on our VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our VIEs’ tax liabilities increase or if it is required to pay late payment fees and other penalties.

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Most of our business is conducted by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

We are a holding company and most of our business operations are conducted via our VIEs through the Contractual Arrangements. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between Blue Hat WFOE and Blue Hat Fujian, between Fresh Joy and Fujian Roar Game. based on management’s understanding of the current PRC laws, rules and regulations, that (i) the structure for operating our business in China (including our corporate structure and contractual arrangements with VIEs and their shareholders) will not result in any violation of PRC laws or regulations currently in effect; and (ii) the contractual arrangements among Blue Hat WFOE, Blue Hat Fujian and its shareholders, among Fresh Joy, Fujian Roar Game and its shareholders, governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. While we are currently not aware of any event or reason that may cause the Contractual Arrangements to terminate, we cannot assure you that such an event or reason will not occur in the future. There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the contractual arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel. In the event that the Contractual Arrangements are terminated, this would have a severe and detrimental effect on our continuing business viability under our current corporate structure, which, in turn, may affect the value of your investment.

If any of our PRC entities or their ownership structure or the Contractual Arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or any of our PRC entities fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses;

●	discontinuing or restricting the operations;

●	imposing conditions or requirements with which the PRC entities may not be able to comply;

●	requiring us and our PRC entities to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of proceeds from our initial public offering to finance our business and operations in China; or

●	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

The shareholders of our VIEs may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of our VIEs may have actual or potential conflicts of interest with us. These shareholders may refuse to sign or breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs, which would have a material and adverse effect on our ability to effectively control our VIEs and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with our VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

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Our current corporate structure and business operations may be affected by the Foreign Investment Law.

On March 15, 2019, the National People’s Congress, or the NPC, approved the Foreign Investment Law, which took effect on January 1, 2020. Since it is relatively new, uncertainties exist in relation to its interpretation and its implementation rules that are yet to be issued. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over our VIEs through contractual arrangements will not be deemed as foreign investment in the future.

On December 28, 2020, the National Development and Reform Commission and the Ministry of Commerce publicly released the Directory of Industries to Encourage Foreign Investment (Encouraged Catalogue) (2020 Edition). On December 27, 2021, the National Development and Reform Commission of China (“NDRC”) and the Ministry of Commerce (“MOFCOM”) jointly issued the Special Administrative Measures for Foreign Investment Access (Negative List) (2021 Edition), and the Special Administrative Measures for Foreign Investment Access in Pilot Free Trade Zones (Negative List) (2021 Edition), effective January 1, 2022. Industries listed in the 2021 Negative List are subject to special management measures. For example, establishment of wholly foreign-owned enterprises is generally allowed in industries outside of the 2021 Negative List. Also, foreign investors are not allowed to invest in industries that are expressly prohibited in the 2021 Negative List. The industries that are not expressly prohibited in the Negative List are still subject to government approvals and certain special requirements.

The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. Currently our business does not fall in any of these categories. Currently our business does not fall in any of these categories. However, if our control over our VIEs through contractual arrangements are deemed as foreign investment in the future, and any business of our VIEs are “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our VIEs may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operations.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

Risks Related to COVID-19 and Other Pandemics

In recent years, there have been outbreaks of epidemics in various countries, including China. Recently, there was an outbreak of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world. The outbreak resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities throughout the world. In March 2020, the World Health Organization declared COVID-19 a pandemic.

Substantially all of our revenues and our workforce are concentrated in China. Consequently, our results of operations will likely be adversely, and may be materially, affected, to the extent that COVID-19 or any other epidemic harms the Chinese and global economy in general. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 outbreak and the actions taken by government authorities and other entities to contain the COVID-19 outbreak or treat its impact, almost all of which are beyond our control. Potential impacts of COVID-19 or any other epidemic include, but are not limited to, the following:

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●	temporary closure of offices, travel restrictions or suspension of services of our customers and suppliers have negatively affected, and could continue to negatively affect, the demand for our services;

●	our customers may require additional time to pay us or fail to pay us at all, which could significantly increase the amount of accounts receivable and require us to record additional allowances for doubtful accounts;

●	the business operations of our distributors have been and could continue to be negatively impacted by the outbreak, which may negatively impact our distribution channel, or result in loss of customers or disruption of our services, which may in turn materially adversely affect our financial condition and operating results; and

●	any disruption of our supply chain, logistics providers or customers could adversely impact our business and results of operations.

With the initial outbreak of the COVID-19 pandemic occurring at the beginning of 2020, our business was adversely impacted in late 2021 and the first few months of 2022. Our total revenue in 2021 and first few months of 2022 decreased, mainly due to the random lockdown due to the frequent resurgence of COVID-19 in China.

In general, our business could be adversely affected by the effects of epidemics, including, but not limited to, COVID-19, avian influenza, severe acute respiratory syndrome (SARS), the influenza A virus, Ebola virus, severe weather conditions such as a snowstorm, flood or hazardous air pollution, or other outbreaks. In response to an epidemic, severe weather conditions, or other outbreaks, government and other organizations may adopt regulations and policies that could lead to severe disruption to our daily operations, including temporary closure of our offices and other facilities. These severe conditions may cause us and/or our partners to make internal adjustments, including but not limited to, temporarily closing down business, limiting business hours, and setting restrictions on travel and/or visits with clients and partners for a prolonged period of time. Various impacts arising from severe conditions may cause business disruption, resulting in material, adverse impact to our financial condition and results of operations.

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USE OF PROCEEDS

The net proceeds to us from the sale of our ordinary shares will be approximately $3.5 million after deducting offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which include, but are not limited to, advancing and diversifying the company’s product portfolio, and general and administrative expenses. The amounts and timing of our actual expenditures will depend on numerous factors. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering.

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CAPITALIZATION

The following table sets forth our capitalization:

(a)	on an actual basis as of December 31, 2021;

(b)	on a pro forma basis to give effect to the issuance of 2,261,808 ordinary shares since December 31, 2021; and

(c)	on a pro forma, as adjusted basis to give effect to the issuance and sale of 1,000,000 ordinary shares at the offering price of $3.60 per share in this offering, after deducting estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2021
	Actual	Pro Forma	Pro Forma As Adjusted
		(unaudited)	(unaudited)
Cash and cash equivalents	$0.14	$0.14	$3.74
Total Current Assets	21.70	21.70	25.30
Total Assets	36.51	36.51	40.11

Current Liabilities	18.28	18.28	18.28
Total Liabilities	18.86	18.86	18.86

Shareholders’ Equity:
ordinary shares, par value $0.01, 500,000,000 authorized; and 5,382,383 issued and outstanding (actual); 2,261,808 issued and outstanding (pro forma); and shares issued and outstanding (pro forma as adjusted)	0.05	0.08	0.09

Additional paid-in capital	36.28	44.14	47.73
Retained earnings	(25.75)	(33.63)	(33.63)
Unearned compensation	—	—	—
Accumulated other comprehensive income (loss)	2.46	2.46	2.46
Total Shareholder Equity attributable to the Company	15.19	15.19	18.79
Non-controlling Interest	2.46	2.46	2.46
Total Shareholders’ Equity	17.65	17.65	17.65
Total Liabilities and Equity	$36.51	$36.51	$40.11

The preceding table excludes as of July 11, 2022: 1,661,808 ordinary shares issuable to investors upon the exercise of warrants to purchase ordinary shares in details as below:

●	440,300 ordinary shares issuable upon the exercise of the warrants (to the investors and placement agent) to issued concurrently to the registered direct offering in May 2021 at an exercise price of $11.20 per share;

●	393,800 ordinary shares issuable upon the exercise of the warrants (to the investors and placement agent) issued concurrently to the registered direct offering in February 2021 at a then exercise price of $13.30 per share, adjusted to $9.00 per share upon the closing of the May 2021 offering referenced above;

●	78,400 ordinary shares issuable to investors upon the exercise of warrants to purchase ordinary shares at an exercise price of $12.50 per share;

●	52,138 ordinary shares issuable to the placement agent upon the exercise of warrants to purchase ordinary shares at an exercise price of $12.50 per share;

●	97,170 ordinary shares in connection with the closing of Fuzhou CSFCTECH Co., Ltd on January 25, 2021; and

●	600,000 ordinary shares reserved under the Company’s 2020 Equity Incentive Plan.

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PLAN OF DISTRIBUTION

We have agreed to sell 500,000 shares and 500,000 shares, respectively, to two accredited investors (Gold Bull Capital Co., Ltd and Blackhorse Capital Co., Limited (collectively "Investors")) under securities purchase agreements entered into between us and each Investor (the "Purchase Agreements") at the offering price stated on the cover page of this prospectus supplement. We currently anticipate that the closing of the sale of the Ordinary Shares will take place on or about July 13, 2021 for the initial disbursement of 200,000 shares to either of the Investors, and within the same month as the parties may agree for the second disbursement of 300,000 shares to either of the Investors. The Investors will also be informed of the date and manner in which it must transmit the purchase price for the Ordinary Shares. The closing of the purchase and sale of the Ordinary Shares are subject to customary closing conditions.

We negotiated the offering price for the Ordinary Shares in this offering with the Investors. The factors considered in determining the price of the Ordinary Shares included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

The foregoing does not purport to be a complete statement of the terms and conditions of the Purchase Agreements. The forms of the Purchase Agreements will be included as exhibits to a Form 6-K that we will file with the SEC in connection with this offering and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference” below.

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LEGAL MATTERS

The validity of the Ordinary Shares offered hereby will be passed upon for us by Campbells, our Cayman Islands counsel. Certain legal matters relating to this offering will be passed upon for us by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Blue Hat Interactive Entertainment Technology and its consolidated subsidiaries as of December 31, 2021 and 2020, and for the years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part, have been audited by Audit Alliance LLP, an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any underwriter, agent or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about us is contained at our website, https://www.bluehatgroup.net. Information on our website is not incorporated by reference into this prospectus. We make available through our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus and the accompanying base prospectus except for any information that is superseded by other information that is included in this prospectus or the accompanying base prospectus. This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 16, 2022;

●	our Reports on Form 6-K filed with the SEC on April 22, 2022, May 11, 2022, May 26, 2022 and June 15, 2022; and

●	the description of our ordinary shares contained in the registration statement on Form 8-A, dated July 24, 2019, File No. 001-39001, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act on or after the date of this prospectus but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 20-F and Reports of Foreign Private Issuers on Form 6-K. As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

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We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus and the accompanying base prospectus are delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus and the accompanying base prospectus, but not delivered with this prospectus and the accompanying base prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

Blue Hat Interactive Entertainment Technology

7th Floor, Building C, No. 1010 Anling Road

Huli District, Xiamen, China 361009

Attn: Xiaodong Chen, Chief Executive Officer

+ 86-592-228-0081

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

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PROSPECTUS

$50,000,000

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

We may offer ordinary shares, par value $0.001 per share, preferred shares, warrants, subscription rights, debt securities and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $50,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “BHAT”. As of September 22, 2020, the last reported sale price for our ordinary shares was $1.02 per share. As of that date, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $12,319,013 based on 35,722,984 shares of our outstanding ordinary shares, of which approximately 12,077,464 shares were held by non-affiliates. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3(D) of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” beginning on page 9 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 6, 2020

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our ordinary shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

We are a producer, developer and operator of augmented reality (AR) interactive entertainment games and toys in China, including interactive educational materials, mobile games, and toys with mobile game features. Our mobile-connected entertainment platform enables us to connect physical items to mobile devices through wireless technologies, creating a unique interactive user experience. Our goal is to create a rich visual and interactive environment for users through the integration of real objects and virtual scenery. We believe this combination provides users with a more natural form of human-computer interaction and enhances users’ perception of reality, thus providing a more diversified entertainment experience. By leveraging our strong technological capabilities and infrastructure, we believe we are able to deliver a superior user experience and conduct our operations in a highly efficient manner.

The core of our business is our proprietary technology. Our patents, trademarks, copyrights, and other intellectual property rights serve to distinguish our products, protect our products from infringement, and contribute to our competitive advantages. To secure the value of our technology and developments, we are aggressive in pursuing a combination of patent, trademark and copyright protection for our proprietary technologies. As of September 11, 2020, our intellectual property portfolio included 199 authorized patents, 1 applications for PCT international patents, 645 artistic copyrights, 37 patents pending in various stages of the application process, 13 applications for PCT international patents, 95 registered trademarks and 29 software copyrights.

We strive to create an engaging, interactive and immersive community for users of our products. The majority of our users are among the young Chinese generation between the ages of 3 and 23, although many of our products appeal to users outside of this demographic. We intend to further penetrate the Chinese market with new products that will target users in the range of ages 14 and above. Specifically, our strategies include marketing Fidolle, a ball-jointed “smart doll”, and QI, a gaming and entertainment platform designed for both family home use and amusement arcades. We believe our high-quality content is a magnet for users with common interests to connect and share their passion on our platform, which helps to cultivate a strong sense of belonging, effectively strengthening our user retention.

Our Business

We currently offer the following primary AR interactive product lines: AR Racer, AR Crazy Bug (previously named “AR Need a Spanking”), AR 3D Magic Box, AR Dinosaur, “Talking Tom and Friends” Bouncing Bubble, and Immersive Education Classes.

AR Racer

AR Racer is a car-racing mobile game played using a physical toy car stuck onto the user’s mobile device screen using non-adhesive materials. Blue Hat’s photosensitive recognition technology allows the toy car to be used as a controller, so that users can virtually race one another via the simulated racing track, as well as engage in individual races.

AR Crazy Bug (previously named “AR Need a Spanking”)

AR Crazy Bug is an exciting combat game played using a ladybug-shaped electronic toy. Blue Hat’s infrared induction technology allows the user to control the toy’s movement via their mobile device for game play in battle dynamics, while simultaneously moving the toy in reality. The mobile device shows virtual enemies while also capturing the position of the toy in the real world, allowing the user to approach or escape its combatants.

AR 3D Magic Box

AR 3D Magic Box has the unique ability to transport children’s drawings into diverse backgrounds, giving the user a discovery-based experience. AR 3D Magic Box uses AR recognition technology to allow children to draw shapes or objects onto a physical card while the mobile game captures the drawings and animates them onto a set background, for example, under the sea.

AR Dinosaur

AR Dinosaur is an educational toy that comes in a variety of five different types of dinosaur, each of which has their own personality and emotions. Through interacting with the toy and its accompanying mobile app, children can learn a wealth of information about dinosaurs. The product comes with five physical “AR cards”, which when placed under the toy will activate its AR features.

“Talking Tom and Friends” Bouncing Bubble

Bouncing Bubble is a product designed using environmentally-friendly and toxic-free liquid, allowing for larger, stronger bubbles that won’t easily pop. Children can bounce these bubbles using a paddle or gloves as if they were ping pong balls. The new “Talking Tom and Friends” Bouncing Bubble product range features images of characters from the universe of the globally renowned “Talking Tom and Friends” media franchise.

Immersive Education Classes

Immersive Education Classes is Blue Hat’s range of immersive educational products that utilize AR technology to create a dynamic and engaging model for teaching in China’s preschools, including “Smart Screen Immersive Education Classes”, “Smart Immersive Physical Education Classes” and “Smart Immersive Cognitive Education Classes.” The three products are suitable for different teaching scenarios, and can be used independently or together with one another to promote children’s overall development.

“Smart Screen Immersive Education Classes” use a projector to cast education-related content and games onto the classroom wall. Activities featured within the product aim to improve students’ hand-eye coordination and analytical abilities, and students are guided by teachers trained in the product’s use. After students have completed a task, their results are shown on the screen and specific feedback for improvement is provided.

“Smart Immersive Physical Education Classes” integrate a projector and motion-capture system to project activities and games onto the floor of the teaching area. Students who participate in activities are required to imitate movements and react in time, while competing or coordinating with others for the best score. Data is analyzed simultaneously for each student, with feedback, including scores and suggestions for improvement, that can be reviewed by teachers and parents. All activities are carefully guided by teachers trained in the product’s use.

“Smart Immersive Cognitive Education Classes” offer a wide variety of AR-enabled tasks designed to exercise the cognitive abilities of children between the ages of three and six years old by projecting images and activities onto a classroom tabletop. As the images projected on the tabletop react to children’s movements, they can learn for themselves, with feedback, including scores and suggestions for improvement, projected onto the table after completion. A tabletop can be used by up to six children at one time, supporting both independent learning and group activities or competitions. The product’s content has been designed by our in-house team of educational experts and all activities are carefully guided by teachers trained in the product’s use.

Corporate History and Structure

We are a holding company incorporated on June 13, 2018, under the laws of the Cayman Islands, or Blue Hat Cayman. We have no substantive operations other than holding all of the issued and outstanding shares of Brilliant Hat Limited, or Blue Hat BVI, established under the laws of the British Virgin Islands on June 26, 2018.

Blue Hat BVI is also a holding company holding all of the outstanding equity of Blue Hat Interactive Entertainment Technology Limited, or Blue Hat HK, which was established in Hong Kong on June 26, 2018. Blue Hat HK is also a holding company holding all of the outstanding equity of Xiamen Duwei Consulting Management Co., Ltd., or Blue Hat WFOE, which was established on July 26, 2018 under the laws of the PRC.

We, through our variable interest entity, or VIE, Fujian Blue Hat Interactive Entertainment Technology Ltd., or Blue Hat Fujian, a PRC company, and through its wholly owned subsidiaries, including Hunan Engaomei Animation Culture Development Co., Ltd., or Blue Hat Hunan, and Shenyang Qimengxing Trading Co., Ltd., or Blue Hat Shenyang, each a PRC company, engage in designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features worldwide.

On September 18, 2017, Blue Hat Fujian formed a joint venture with Xiamen Youth Education Development Co., Ltd. and Youying Wang, contributing a 48.5% equity interest in Fujian Youth Hand in Hand Educational Technology Co., Ltd., or Fujian Youth, a PRC company. As of December 31, 2018 and December 31, 2019, Fujian Youth had no operations.

On January 25, 2018, Blue Hat Fujian established its wholly owned subsidiary, Chongqing Lanhui Technology Co. Ltd., or Blue Hat Chongqing, a PRC company. As of December 31, 2019, Blue Hat Chongqing had no operations.

On September 10, 2018, Blue Hat Fujian established its wholly owned subsidiary, Pingxiang Blue Hat Technology Co. Ltd., or Blue Hat Pingxiang, a PRC company. Blue Hat Pingxiang also engages in designing, producing, promoting and selling interactive toys with mobile games features, original intellectual property and peripheral derivatives features worldwide.

On September 20, 2018, Blue Hat Fujian formed a joint venture with Fujian Jin Ge Tie Ma Information Technology Co., Ltd., contributing a 20.0% equity interest in Xiamen Blue Wave Technology Co. Ltd., or Xiamen Blue Wave, a PRC company.

On October 16, 2018, Blue Hat Fujian formed a joint venture with Renchao Huyu (Shanghai) Culture Development Co. Ltd., contributing a 49% ownership interest in Renchao Huyu (Shanghai) Culture Propagation Co. Ltd., or Renchao Huyu, with the remaining 51% ownership owned by Renchao Huyu (Shanghai) Culture Development Co. Ltd.

On November 13, 2018, Blue Hat Cayman completed a reorganization of entities under common control of its then existing shareholders, who collectively owned a majority of the equity interests of Blue Hat Cayman prior to the reorganization. Blue Hat Cayman, Blue Hat BVI, and Blue Hat HK were established as the holding companies of Blue Hat WFOE. Blue Hat WFOE is the primary beneficiary of Blue Hat Fujian and its subsidiaries, and all of these entities included in Blue Hat Cayman are under common control which results in the consolidation of Blue Hat Fujian and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the consolidated financial statements.

The charts below summarize our corporate legal structure and identify our subsidiaries, our VIE and its subsidiaries:

Name	Background	Ownership
Brilliant Hat Limited	• A British Virgin Islands company • Incorporated on June 26, 2018 • A holding company	100% owned by Blue Hat Interactive Entertainment Technology
Blue Hat Interactive Entertainment Technology Limited	• A Hong Kong company • Incorporated on June 26, 2018 • A holding company	100% owned by Brilliant Hat Limited
Xiamen Duwei Consulting Management Co., Ltd.	• A PRC limited liability company and deemed a wholly foreign owned enterprise, or WFOE • Incorporated on July 26, 2018 • Registered capital of $ 736,073 (RMB 5,000,000) • A holding company	100% owned by Blue Hat Interactive Entertainment Technology Limited
Fujian Blue Hat Interactive Entertainment Technology Ltd.

•     A PRC limited liability company

•     Incorporated on January 7, 2010

•     Registered capital of $4,697,526 (RMB 31,054,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

VIE of Blue Hat Xiamen Duwei Consulting Management Co., Ltd.
Hunan Engaomei Animation Culture Development Co., Ltd.

•     A PRC limited liability company

•     Incorporated on October 19, 2017

•     Registered capital of $302,540 (RMB 2,000,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.
Shenyang Qimengxing Trading Co., Ltd.

•     A PRC limited liability company

•     Incorporated on July 27, 2017

•     Registered capital of $302,540 (RMB 2,000,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.
Chongqing Lanhui Technology Co. Ltd.

•     A PRC limited liability company

•     Incorporated on January 25, 2018

•     Registered capital of $302,540 (RMB 2,000,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.
Pingxiang Blue Hat Technology Co. Ltd.

•     A PRC limited liability company

•     Incorporated on September 10, 2018

•     Registered capital of $302,540 (RMB 2,000,000)

•     Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.

Contractual Arrangements

Due to legal restrictions on foreign ownership and investment in, among other areas, the production, development and operation of AR interactive entertainment games and toys in China, including interactive educational materials, mobile games, and toys with mobile game features, we operate our businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. As such, Blue Hat Fujian is controlled through contractual arrangements in lieu of direct equity ownership by us or any of our subsidiaries. Such contractual arrangements consist of a series of three agreements, along with shareholders’ powers of attorney, or POAs, and irrevocable commitment letters, or collectively, the Contractual Arrangements, which were signed on November 13, 2018.

The significant terms of the Contractual Arrangements are as follows:

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between Blue Hat WFOE and Blue Hat Fujian, Blue Hat WFOE has the exclusive right to provide Blue Hat Fujian with technical support services, consulting services and other services, including technical support, technical assistance, technical consulting, and professional training necessary for Blue Hat Fujian’s operation, network support, database support, software services, business management consulting, grant use rights of intellectual property rights, lease hardware and device, provide system integration service, research and development of software and system maintenance, provide labor support and to develop the related technologies based on Blue Hat Fujian’s needs. In exchange, Blue Hat WFOE is entitled to a service fee that equals to all of the consolidated net income after offsetting previous year’s loss (if any) of Blue Hat Fujian. The service fee may be adjusted by Blue Hat WFOE based on the actual scope of services rendered by Blue Hat WFOE and the operational needs and expanding demands of Blue Hat Fujian.

Pursuant to the exclusive business cooperation agreement, Blue Hat WFOE has the unilateral right to adjust the service fee at any time, and Blue Hat Fujian has no right to adjust the service fee. We believe that such conditions under which the service fee may be adjusted will be primarily based on the needs of Blue Hat Fujian to operate and develop its business in the AR market. For example, if Blue Hat Fujian needs to expand its business, increase research input or consummate mergers or acquisitions in the future, Blue Hat WFOE has the right to decrease the amount of the service fee, which would allow Blue Hat Fujian to have additional capital to operate and develop its business in the AR market.

The exclusive business cooperation agreement remains in effect for 10 years until November 13, 2028 and shall be automatically renewed for one year at the expiration date of the validity term. However, Blue Hat WFOE has the right to terminate this agreement upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Call Option Agreements

Pursuant to the call option agreements, among Blue Hat WFOE, Blue Hat Fujian and the shareholders who collectively owned all of Blue Hat Fujian, such shareholders jointly and severally grant Blue Hat WFOE an option to purchase their equity interests in Blue Hat Fujian. The purchase price shall be the lowest price then permitted under applicable PRC laws. Blue Hat WFOE or its designated person may exercise such option at any time to purchase all or part of the equity interests in Blue Hat Fujian until it has acquired all equity interests of Blue Hat Fujian, which is irrevocable during the term of the agreements.

The call option agreements remains in effect for 10 years until November 13, 2028 and shall be automatically renewed for one year at the expiration date of the validity term. However, Blue Hat WFOE has the right to terminate these agreements upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Equity Pledge Agreement

Pursuant to the equity pledge agreement among the shareholders who collectively owned all of Blue Hat Fujian, such shareholders pledge all of the equity interests in Blue Hat Fujian to Blue Hat WFOE as collateral to secure the obligations of Blue Hat Fujian under the exclusive business cooperation agreement and call option agreements. These shareholders are prohibited or may not transfer the pledged equity interests without prior consent of Blue Hat WFOE unless transferring the equity interests to Blue Hat WFOE or its designated person in accordance to the call option agreements.

The equity pledge agreement shall come into force the date on which the pledged interests is recorded, which is three days after signing of the Agreement on November 13, 2018, under Blue Hat Fujian’s register of shareholders and is registered with competent administration for industry and commerce of Blue Hat Fujian until all of the liabilities and debts to Blue Hat WFOE have been fulfilled completely by Blue Hat Fujian. Blue Hat Fujian and the shareholders who collectively owned all of Blue Hat Fujian shall not terminate these agreements in any circumstance for any reason. However, Blue Hat WFOE has the right to terminate these agreements upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Shareholders’ POAs

Pursuant to the shareholders’ POAs, the shareholders of Blue Hat Fujian give Blue Hat WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Blue Hat Fujian and to exercise all of their rights as shareholders of Blue Hat Fujian, including the right to attend shareholders meetings, to exercise voting rights and all of the other rights, and to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the call option agreements and the equity pledge agreement. The POAs shall remain in effect while the shareholders of Blue Hat Fujian hold the equity interests in Blue Hat Fujian.

Irrevocable Commitment Letters

Pursuant to the irrevocable commitment letters, the shareholders of Blue Hat Fujian commit that their spouses or inheritors have no right to claim any rights or interest in relation to the shares that they hold in Blue Hat Fujian and have no right to impose any impact on the daily managing duties of Blue Hat Fujian, and commit that if any event which refrains them from exercising shareholders’ rights as a registered shareholder, such as death, incapacity, divorce or any other event, could happen to them, the shareholders of Blue Hat Fujian will take corresponding measures to guarantee the rights of other registered shareholders and the performance of the Contractual Arrangements. The letters are irrevocable and shall not be withdrawn without the consent of Blue Hat WFOE.

Based on the foregoing contractual arrangements, which grant Blue Hat WFOE effective control of Blue Hat Fujian and enable Blue Hat WFOE to receive all of their expected residual returns, we account for Blue Hat Fujian as a VIE. Accordingly, we consolidate the accounts of Blue Hat Fujian for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the SEC and Accounting Standards Codification, or ASC, 810-10, Consolidation.

Corporate Information

Our principal executive office is located at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009. Our telephone number is 86-592-2280081. Our registered office in the Cayman Islands is located at the office of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Ave., Suite 204, Newark, DE 19711. Our website is located at http://www.bluehatgroup.net. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Securities We May Offer

We may use this prospectus to offer up to $50,000,000 of:

●	ordinary shares;

●	preferred shares;

●	warrants;

●	subscription rights;

●	debt securities; and

●	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

●	the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2019, on file with Securities and Exchange Commission, which is incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $50,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus are forward-looking statements. These forward-looking statements can be identified by words or phrases such as ‘‘may,’’ ‘‘will,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘is/are likely to’’ or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	Anticipated trends and challenges in our business and the markets in which we operate;

●	Our ability to anticipate market needs or develop new or enhanced services and products to meet those needs;

●	Our ability to compete in our industry and innovation by our competitors;

●	Our ability to protect our confidential information and intellectual property rights;

●	Risks associated with acquiring new business targets and other strategic plans;

●	Our need to obtain additional funding and our ability to obtain funding in the future on acceptable terms;

●	The impact on our business and results of operations arising from the global pandemic;

●	Our ability to create and maintain our positive brand awareness and brand loyalty;

●	Our ability to manage growth; and

●	Economic and business conditions in China.

The forward-looking statements included in or incorporated by reference into this prospectus and any applicable prospectus supplement are subject to known and unknown risks, uncertainties and assumptions about our businesses and business environments. These statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results of our operations may differ materially from information contained in the forward-looking statements as a result of risk factors, some of which are described under “Risk Factors” in the documents incorporated by reference herein.

The forward-looking statements contained in or incorporated into this prospectus and any applicable prospectus supplement speak only as of the date of hereof or thereof or of such documents incorporated by reference or, if obtained from third-party studies or reports, the date of the corresponding study or report, and are expressly qualified in their entirety by the cautionary statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. Since we operate in an emerging and evolving environment and new risk factors and uncertainties emerge from time to time, you should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital and certain provisions of our Amended and Restated Memorandum and Articles of Association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC.

The authorized share capital of the Company is $100,000 divided into 100,000,000 ordinary shares of $0.001 par value each with power for the Company, subject to the provisions of the Companies Law (as revised) and the Articles of Association.

DESCRIPTION OF ORDINARY SHARES

 As of September 22, 2020, there were 35,722,984 ordinary shares issued and outstanding.

Our ordinary shares are currently traded on the NASDAQ Capital Market under the symbol “BHAT.”

Voting and Meetings

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid. Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per share.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call annual general meetings; however, our Amended and Restated Memorandum and Articles of Association provide that in each year we will hold an annual general meeting of shareholders at a time determined by our board of directors. Also, we may, but are not required to (unless required by the Law), in each year hold any other extraordinary general meeting.

The Companies Law of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our Amended and Restated Memorandum and Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to attend and vote (with regards to an annual general meeting), and the holders of 95% in par value of the shares entitled to attend and vote (with regard to an extraordinary general meeting), that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the statutory minimum convening notice period for a general meeting of shareholders.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of our issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our Amended and Restated Memorandum and Articles of Association.

Our Amended and Restated Memorandum and Articles of Association provide that the affirmative vote of no less than two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our Amended and Restated Memorandum and Articles of Association that relate to or have an impact upon the procedures regarding the election, appointment, removal of directors and size of the board.

Dividends

Subject to the Companies Law, our shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at the general meeting, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be paid in proportion to the number of ordinary shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

In addition, our board of directors may resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the our share premium account or capital redemption reserve; appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other; resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend; make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions; and authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

Transfers of Shares

Subject to any applicable restrictions set forth in our Amended and Restated Memorandum and Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or common form or in the form prescribed by Nasdaq or in any other form which our board of directors may approve. Our board of directors may, in its absolute discretion, refuse to register a transfer of any common share that is not a fully paid up share to a person of whom it does not approve, or any common share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any common share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any registered common share unless: a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof; the instrument of transfer is in respect of only one class of shares; the ordinary shares transferred are fully paid and free of any lien; the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept, accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuses to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Law, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Anti-Takeover Provisions

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Inspection of Books and Records

Holders of ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our board of directors may determine from time to time whether our accounting records and books shall be open to the inspection of our shareholders not members of our board of directors. Notwithstanding the above, our Amended and Restated Memorandum and Articles of Association provide our shareholders with the right to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes: the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member; the date on which the name of any person was entered on the register as a member; and the date on which any person ceased to be a member.

DESCRIPTION OF PREFERRED SHARES

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

As of the date of this prospectus, there are no outstanding shares of preferred shares of any series.

The material terms of any series of preferred shares that we offer, together with any material Cayman Islands or United States federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares or debt securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”  Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the internal laws of the State of New York. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable Cayman Islands or United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the designation, aggregate principal amount and authorized denominations;

●	the issue price, expressed as a percentage of the aggregate principal amount;

●	the maturity date;

●	the interest rate per annum, if any;

●	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or exchangeability provisions;

●	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

●	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the offered debt securities;

●	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

●	any terms with respect to subordination;

●	any listing on any securities exchange or quotation system; and

●	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. Cayman Islands or United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

●	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

●	all capitalized lease obligations;

●	all hedging obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

●	subordinated debt securities; and

●	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

●	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

●	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

●	the ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class, other than any modification to:

●	cure ambiguities, defects or inconsistencies;

●	add to the covenants, restrictions or events of default;

●	provide for a successor obligor under the relevant indenture; and

●	make any other change that does not adversely affect the rights of holder.

No modification that:

●	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	extends the fixed maturity of any debt securities, or reduces the principal amount thereof, or reduces the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof ;

will be effective against any holder without his, her or its consent.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 90 days;

●	default in any payment of principal or premium at maturity;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 90 days after we receive notice of the default;

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transaction sin depositaries securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Company (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $50,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, the Selling Shareholders or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the ordinary shares, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us, the Selling Shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee		$6,490.00

FINRA fees	$	*

Transfer agent’s fees and expenses	$	*

Legal fees and expenses	$	*

Printing fees and expenses	$	*

Accounting fees and expenses	$	*

Miscellaneous fees and expenses	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on May 11, 2020;

●	the description of our ordinary shares contained in the registration statement on Form 8-A, dated July 24, 2019, File No. 001-39001, and any other amendment or report filed for the purpose of updating such description;

●	our Reports on Form 6-K filed with the SEC on May 12, 2020, May 27, 2020, May 28, 2020, June 12, 2020, June 25, 2020, July 9, 2020, July 17, 2020, August 14, 2020 and September 1, 2020;

●	any Form 20-F filed with the SEC after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of this offering of securities; and

●	any Report on Form 6-K submitted to the SEC after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written request directed to 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles of Association provides for indemnification of our officers and directors to all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by him otherwise than by reason of his own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the indemnified person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such indemnified person is not entitled to indemnification hereunder with respect thereto. However, the Company will not indemnify its directors, officers, or persons controlling it for liabilities arising under the Securities Act, because it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

LEGAL MATTERS

The validity of the debt securities, warrants, subscription rights and units and legal matters as to United States and New York law will be passed upon for us by Pryor Cashman LLP. Campbells will pass upon certain legal matters in connection with the securities offered to the extent governed by the laws of the Cayman Islands law.

EXPERTS

The consolidated financial statements of Blue Hat Interactive Entertainment Technology as of December 31, 2019 and 2018 included in the Registration Statement have been incorporated by reference herein and in the registration statement in reliance upon the report of JLKZ CPA LLP, an independent registered public accounting firm, and on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be obtained from the SEC’s website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and Blue Hat Interactive Entertainment Technology, reference is made to the registration statement.

We furnish reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above. Our file number with the SEC is 001-39001.

BLUE HAT INTERACTIVE ENTERTAINMENT TECHNOLOGY

Ordinary Shares

PROSPECTUS SUPPLEMENT

July 11, 2022